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                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Periphonics Corporation on Form S-3 of our report dated July 15, 1996, appearing in the Annual Report on Form 10-K of Periphonics Corporation for the year ended May 31, 1996 and to the reference to us under the headings "Selected Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.





/s/   DELOITTE & TOUCHE LLP
------------------------------
   DELOITTE & TOUCHE LLP



Jericho, New York
October 21, 1996